UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2012

United American Petroleum Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-51465 Commission File Number	20-1904354 (IRS Employer Identification No.)

9600 Great Hills Trail, Suite 150W, Austin, TX 78759 (Address of principal executive offices) (Zip Code) Registrant’s telephone number, including area code: (512) 852-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Christian Negri as Treasurer and Director

On February 28, 2012, Christian Negri resigned as Treasurer and a director of United American Petroleum Corp., a Nevada corporation (the “Registrant”). Mr. Negri’s resignation was not as a result of any disagreement between Mr. Negri and the Registrant or the Registrant’s board of directors on any matter relating to the Registrant’s operations, policies or practices.

Appointment of Michael Carey as Treasurer and Chief Financial Officer

In connection with Christian Negri’s resignation, Michael Carey, the current President, Chief Executive Officer, and a director of the Registrant, has been appointed as the Registrant’s Treasurer and Chief Financial Officer, effective as of February 28, 2012.

Michael Carey’s biographical information is included in the Registrant’s Annual Report on Form 10-K which was filed on April 15, 2011.

Item 9.01 Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit

17.1	Resignation of Christian Negri as Treasurer and a director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.

February 28, 2012	United American Petroleum Corp.

	By:	/s/ Michael Carey
Michael Carey
President, Chief Executive Officer, Treasurer, Chief Financial Officer